Spinnaker ETF Series 485BPOS

Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Spinnaker ETF Series and to the use of our report dated May 28, 2026 on the financial statements and financial highlights of the North Shore Equity Rotation ETF appearing in Form N-CSR for the year ended March 31, 2026, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 29, 2026